UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): [November 26, 2018]

BorrowMoney.com, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-208854	65-0981503
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

512 Bayshore Drive

FT. Lauderdale, Florida 33304

(Address of Principal Executive Offices) (Zip Code)

1-212-265-2525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2018, Rosario Allen Moschitto resigned as a Director of the Board of Directors of BorrowMoney.com (the “Company”). Moschitto’s decision to resign was not the result of any disagreement with the Company. The Company thanks Mr. Moschitto for his years of service and contributions.

Effective November 26, 2018, the Board of Directors of the Company appointed Svetlana Coliban, age 29___, as a director of the Company until the next regular meeting of shareholders or until her successor is elected and qualified.

Ms. Coliban holds a Bachelor of Arts in Economics and Management, along with a Master’s in Communication, Marketing and International Business Development. Since 2014 Ms. Coliban has worked for Gallerie Paris in New York City. While employed with Gallerie Paris, she managed and coordinated all international business development, sales, marketing leads, and opportunities, along with trade shows and exhibitions. Ms. Coliban speaks English, French, Russian, and Romanian Bilingual. While not working on projects for the Company, she will remain a consultant at EI-Technologies, an organization dedicated to providing cloud services and collaboration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BORROWMONEY.COM

By	/s/ Aldo Piscitello
Name:	Aldo Piscitello
Title:	President

Date: December 27, 2018